Exhibit No. 99.1
Regis Corporation Reports Continued Profitability for the Fourth Fiscal Quarter and Full Fiscal Year 2023
MINNEAPOLIS, August 23, 2023 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, today announced financial results for the fourth fiscal quarter and full year ended June 30, 2023.
Matthew Doctor, Regis Corporation's President and Chief Executive Officer, commented: "At the end of fiscal 2022, I mentioned that we were poised to deliver stronger results in fiscal 2023 – and we did exactly that. We finished the year strong, delivering our fourth consecutive quarter of positive operating income, leading to our highest-level of operating income since 2017. We demonstrated growth across key financial metrics including same-store sales, operating income and adjusted EBITDA, reflecting the successful execution of the strategies we have been implementing. We have largely stabilized the business in a relatively short period of time, and during what remains to be a challenging operating environment for our industry – having gone from an adjusted EBITDA loss of $76.9 million in fiscal 2021, an adjusted EBITDA loss $1.8 million in fiscal 2022, to positive adjusted EBITDA of $21.0 million in fiscal 2023. We continued to reduce costs and generated efficiencies while focusing on our talent, technology, stylist community, and customer marketing to optimize our platform for sustained profitable growth. I am proud of our team and franchisees for their valuable contributions to the year and am excited to make continued progress in fiscal 2024."

Financial Highlights:
Fourth quarter fiscal 2023 compared to fourth quarter fiscal 2022:
•System-wide revenue of $311.8 million decreased $5.0 million from $316.8 million and system-wide same-store sales increased 2.5%;
•Operating income improved $4.9 million to $3.6 million, from an operating loss of $1.3 million in the 2022 fourth quarter;
•Franchise adjusted EBITDA of $5.5 million increased $3.0 million from $2.5 million in the 2022 fourth quarter;
•Net loss of $4.8 million improved $37.8 million from a loss of $42.6 million in the 2022 fourth quarter; and
•Adjusted EBITDA of $5.2 million increased $4.2 million from $1.0 million in the 2022 fourth quarter.
Full fiscal year 2023 compared to full fiscal year 2022:
•System-wide revenue of $1,230.5 million increased $2.0 million from $1,228.5 million and system-wide same-store sales increased 4.4%;
•Operating income improved $37.7 million to $8.8 million, from an operating loss of $28.9 million in the 2022 fiscal year;
•Franchise adjusted EBITDA of $22.8 million increased $15.1 million from $7.7 million in the 2022 fiscal year;
•Net loss of $7.4 million improved $78.5 million from a loss of $85.9 million in the 2022 fiscal year; and
•Adjusted EBITDA of $21.0 million increased $22.8 million from a loss of $1.8 million in the 2022 fiscal year.

Fourth Quarter Fiscal Year 2023 Consolidated Results

	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in millions, except per share data)	2023	2022	2023	2022

Consolidated revenue	$55.7	$66.1	$233.3	$276.0
System-wide revenue (1)	311.8	316.8	1,230.5	1,228.5

System-wide same-store sales comps	2.5%	7.1%	4.4%	14.8%

Operating income (loss)	$3.6	$(1.3)	$8.8	$(28.9)
Loss from continuing operations	(4.8)	(8.6)	(11.3)	(46.5)
Diluted loss per share from continuing operations	(0.10)	(0.19)	(0.25)	(1.07)
(Loss) income from discontinued operations	—	(34.1)	4.0	(39.4)
Net loss	(4.8)	(42.6)	(7.4)	(85.9)
Diluted net loss per share	(0.10)	(0.93)	(0.16)	(1.97)
Adjusted EBITDA (2)	5.2	1.0	21.0	(1.8)
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Revenue
Total revenue in the fourth quarter 2023 of $55.7 million decreased $10.4 million and total revenue in fiscal year 2023 of $233.3 million decreased $42.7 million. The decreases were driven primarily by a reduction in salon count and exiting the product distribution business.
Operating Income
Regis reported fourth quarter 2023 income from operations of $3.6 million compared to a loss from operations of $1.3 million in the fourth quarter 2022. Regis reported fiscal year 2023 income from operations of $8.8 million, compared to a loss from operations of $28.9 million in 2022. The year-over-year improvement in operations was driven primarily by our lower general and administrative expense structure and the wind down of loss-generating company-owned salons during the last twelve months.

Net Loss from Continuing Operations
Regis reported fourth quarter 2023 net loss from continuing operations of $4.8 million, or $0.10 loss per diluted share, compared to a net loss from continuing operations of $8.6 million, or $0.19 loss per diluted share, in the fourth quarter 2022. Regis reported fiscal year 2023 net loss from continuing operations of $11.3 million, or $0.25 loss per diluted share, compared to a net loss from continuing operations of $46.5 million, or $1.07 loss per diluted share, in 2022. The year-over-year improvement in net loss from continuing operations in both periods was driven primarily by an increase in operating income partially offset by an increase in interest expense.
Net Loss
The Company reported a fourth quarter 2023 net loss of $4.8 million, or $0.10 loss per diluted share, compared to a net loss of $42.6 million, or $0.93 loss per diluted share for the same period last year. The Company reported fiscal year 2023 net loss of $7.4 million, or $0.16 loss per diluted share, compared to a net loss of $85.9 million, or $1.97 loss per diluted share, in 2022. The year-over-year improvement in net loss in both periods was driven by the loss on the sale of our point-of-sale system in the prior year.
Adjusted EBITDA
Fourth quarter adjusted EBITDA of $5.2 million improved $4.2 million versus adjusted EBITDA of $1.0 million in the same period last year. Fiscal year adjusted EBITDA of $21.0 million improved $22.8 million, versus an adjusted EBITDA loss of $1.8 million in the same period last year. The improvements were driven by lower general and administrative expense and the wind down of loss-generating company-owned salons during the last twelve months. Fiscal year 2023 adjusted EBITDA also benefited from a $1.1 million grant from the state of North Carolina related to COVID-19 relief.

Fourth Quarter Fiscal Year 2023 Segment Results
Franchise

	Three Months Ended June 30,		Increase (Decrease)	Twelve Months Ended June 30,		Increase (Decrease)
(Dollars in millions) (1)	2023	2022		2023	2022

Royalties	$16.6	$17.2	$(0.6)	$66.0	$65.8	$0.2
Fees	3.0	3.0	—	11.3	11.6	(0.3)
Product sales to franchisees	0.6	3.3	(2.7)	2.8	15.1	(12.3)
Advertising fund contributions	7.7	8.4	(0.7)	31.7	32.6	(0.9)
Franchise rental income	25.6	30.6	(5.0)	111.4	130.8	(19.4)
Total Franchise revenue	$53.5	$62.5	$(9.0)	$223.2	$255.8	$(32.6)

Franchise same-store sales comps	2.4%	7.2%		4.4%	15.0%

Franchise adjusted EBITDA	$5.5	$2.5	$3.0	$22.8	$7.7	$15.1
as a percent of revenue	10.2%	4.1%		10.2%	3.0%
as a percent of adjusted revenue (2)	27.1%	10.8%		28.5%	8.4%

Total Franchise salons	4,795	5,395	(600)
as a percent of total Franchise and Company-owned salons	98.6%	98.1%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)Adjusted revenue excludes non-margin revenue. See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."
Franchise Revenue
Fourth quarter franchise revenue was $53.5 million, a $9.0 million, or 14.4%, decrease compared to the prior year quarter. Non-margin franchise rental income decreased $5.0 million due to fewer salons in the current year. Royalties were $16.6 million, a $0.6 million, or 3.5% decrease, versus the same period last year due to the decline in salon count. Product sales to franchisees of $0.6 million decreased $2.7 million, or 81.8%, as a result of the transition out of the wholesale product business.
Fiscal year 2023 franchise revenue was $223.2 million, a $32.6 million, or 12.7%, decrease compared to the prior year primarily due to a decline in non-margin franchise rental income as a result of a lower franchise salon count.
Franchise Adjusted EBITDA
Fourth quarter franchise adjusted EBITDA of $5.5 million improved $3.0 million year-over-year primarily due to a decrease in general and administrative expense.
Fiscal year 2023 franchise adjusted EBITDA of $22.8 million improved $15.1 million year-over-year primarily due to a decrease in general and administrative expense.

Company-Owned Salons

	Three Months Ended June 30,		Increase (Decrease)	Twelve Months Ended June 30,		Increase (Decrease)
(Dollars in millions) (1)	2023	2022		2023	2022

Total Company-owned salon revenue	$2.2	$3.6	$(1.4)	$10.1	$20.2	$(10.1)
Company-owned same-store sales comps	8.7%	(0.8)%		4.9%	3.4%

Company-owned salon adjusted EBITDA	$(0.3)	$(1.6)	$1.3	$(1.8)	$(9.5)	$7.7
as a percent of revenue	(13.6)%	(44.4)%		(17.8)%	(47.0)%

Total Company-owned salons	68	105	(37)
as a percent of total Franchise and Company-owned salons	1.4%	1.9%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.

Company-Owned Salon Revenue
Fourth quarter revenue for the Company-owned salon segment decreased $1.4 million versus the prior year to $2.2 million. The year-over-year decline in revenue was expected and driven by the closure of 37 unprofitable salons over the past twelve months.
Fiscal year 2023 revenue for the Company-owned salon segment decreased $10.1 million versus the prior year to $10.1 million due to company-owned salons closures.
Company-Owned Salon Adjusted EBITDA
Fourth quarter Company-owned salon adjusted EBITDA loss improved $1.3 million year-over-year driven primarily by the closure of unprofitable salons.
Fiscal year 2023 Company-owned salon adjusted EBITDA loss improved $7.7 million year-over-year driven primarily by the closure of unprofitable salons and includes a $1.1 million grant from the state of North Carolina related to COVID-19 relief in fiscal year 2023.

Balance Sheet and Cash Flow
The Company ended fiscal year 2023 with $9.5 million in cash and cash equivalents, $183.3 million in outstanding borrowings and total liquidity of $42.8 million. Net cash used in operating activities for the fiscal year totaled $7.9 million, an improvement of $30.7 million from the prior year. Cash use improved due primarily to lower general and administrative expense.

Non-GAAP reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing fourth quarter and fiscal year 2023 results today, August 23, 2023 at 7:30 a.m., Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. The webcast will include a slide presentation. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in the haircare industry. As of June 30, 2023, the Company franchised or owned 4,863 locations. Regis' franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan." In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These uncertainties include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; laws and regulations could require us to modify current business practices and incur increased costs including increases in minimum wages; our potential responsibility for Empire Education Group, Inc.'s liabilities; changes in general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; compliance with New York Stock Exchange listing requirements; reliance on franchise royalties and overall success of our franchisees’ salons; our salons' dependence on a third-party supplier agreement for merchandise; our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; the successful migration of our franchisees to the Zenoti salon technology platform; our ability to maintain and enhance the value of our brands; reliance on information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement, access to the existing revolving credit facility, and acceleration of our obligation to repay our indebtedness; limited resources to invest in our business; premature termination of agreements with our franchisees; financial performance of Empire Education Group, Inc.; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability to use U.S. net operating loss carryforwards; potential litigation and other legal or regulatory proceedings; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A of Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	June 30,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$9,508	$17,041
Receivables, net	10,885	14,531
Inventories	1,681	3,109
Other current assets	15,164	13,984
Total current assets	37,238	48,665

Property and equipment, net	6,422	12,835
Goodwill	173,791	174,360
Other intangibles, net	2,783	3,226
Right of use asset	360,836	493,749
Other assets	26,307	36,465
Total assets	$607,377	$769,300

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$14,309	$15,860
Accrued expenses	30,109	33,784
Short-term lease liability	81,917	103,196
Total current liabilities	126,335	152,840

Long-term debt, net	176,830	179,994
Long-term lease liability	291,901	408,445
Other non-current liabilities	49,041	58,974
Total liabilities	644,107	800,253
Commitments and contingencies
Shareholders' deficit:
Common stock, $0.05 par value; issued and outstanding, 45,566,228 and 45,510,245 common shares as of June 30, 2023 and 2022, respectively	2,278	2,276
Additional paid-in capital	64,600	62,562
Accumulated other comprehensive income	9,023	9,455
Accumulated deficit	(112,631)	(105,246)
Total shareholders' deficit	(36,730)	(30,953)
Total liabilities and shareholders' deficit	$607,377	$769,300
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022

Revenues:
Royalties	$16,607	$17,227	$65,981	$65,753
Fees	2,965	2,954	11,266	11,587
Product sales to franchisees	608	3,343	2,802	15,072
Advertising fund contributions	7,744	8,360	31,747	32,573
Franchise rental income	25,596	30,577	111,441	130,777
Company-owned salon revenue	2,195	3,608	10,089	20,205
Total revenue	55,715	66,069	233,326	275,967
Operating expenses:
Cost of product sales to franchisees	715	4,172	3,540	17,391
Inventory reserve	—	1,235	1,228	7,655
General and administrative	11,544	14,566	50,751	65,274
Rent	3,276	3,368	9,196	9,357
Advertising fund expense	7,744	8,360	31,747	32,573
Franchise rent expense	25,596	30,577	111,441	130,777
Company-owned salon expense (1)	1,536	3,648	8,827	21,952
Depreciation and amortization	1,664	1,458	7,716	6,224
Long-lived asset impairment	65	—	101	542
Goodwill impairment	—	—	—	13,120
Total operating expenses	52,140	67,384	224,547	304,865

Operating income (loss)	3,575	(1,315)	8,779	(28,898)

Other (expense) income:
Interest expense	(9,018)	(3,292)	(22,141)	(12,914)
Loss from sale of salon assets to franchisees, net	—	(145)	—	(2,334)
Other, net	198	(309)	1,364	(296)

Loss from operations before income taxes	(5,245)	(5,061)	(11,998)	(44,442)

Income tax benefit (expense)	442	(3,499)	655	(2,017)

Loss from continuing operations	(4,803)	(8,560)	(11,343)	(46,459)

(Loss) income from discontinued operations, net of income taxes	—	(34,073)	3,958	(39,398)

Net loss	$(4,803)	$(42,633)	$(7,385)	$(85,857)

Net loss per share:
Basic and diluted:
Loss from continuing operations	$(0.10)	$(0.19)	$(0.25)	$(1.07)
(Loss) income from discontinued operations	0.00	(0.74)	0.09	(0.90)
Net loss per share, basic and diluted (2)	$(0.10)	$(0.93)	$(0.16)	$(1.97)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	46,461	45,969	46,235	43,582
_______________________________________________________________________________
(1)Includes cost of service and product sold to guests in our Company-owned salons. Excludes general and administrative expense, rent and depreciation and amortization related to Company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended June 30,
	2023	2022

Cash flows from operating activities:
Net loss	$(7,385)	$(85,857)
Adjustments to reconcile net loss to net cash used in operating activities
(Gain) loss from sale of OSP	(4,562)	36,143
Depreciation and amortization	7,189	6,504
Long-lived asset impairment	101	542
Deferred income taxes	(8)	391
Inventory reserve	1,228	10,478
Non-cash interest	3,790	—
Loss from sale of salon assets to franchisees, net	—	2,334
Goodwill impairment	—	16,000
Stock-based compensation	2,316	1,334
Amortization of debt discount and financing costs	2,891	1,839
Other non-cash items affecting earnings	155	709
Changes in operating assets and liabilities (1):
Receivables	943	11,896
Inventories	(182)	7,886
Income tax receivable	(577)	1,118
Other current assets	850	2,118
Other assets	6,818	2,703
Accounts payable	(497)	(10,966)
Accrued expenses	(6,151)	(21,983)
Net lease liabilities	(4,991)	(5,960)
Other non-current liabilities	(9,817)	(15,867)
Net cash used in operating activities:	(7,889)	(38,638)
Cash flows from investing activities:
Capital expenditures	(481)	(5,316)
Net proceeds from sale of OSP	4,500	13,000
Net cash provided by investing activities:	4,019	7,684
Cash flows from financing activities:
Borrowings on credit facility	13,357	10,000
Repayments of long-term debt	(11,083)	(16,916)
Debt refinancing fees	(4,383)	—
Proceeds from issuance of common stock, net of offering costs	—	37,185
Taxes paid for shares withheld	(36)	(845)
Net cash (used in) provided by financing activities:	(2,145)	29,424
Effect of exchange rate changes on cash and cash equivalents	(53)	(158)
Decrease in cash, cash equivalents and restricted cash	(6,068)	(1,688)
Cash, cash equivalents and restricted cash:
Beginning of year	27,464	29,152
End of year	$21,396	$27,464
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(1)Changes in operating assets and liabilities exclude assets and liabilities sold or acquired.
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SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	June 30, 2023			June 30, 2022
	Service	Retail	Total	Service	Retail	Total

Supercuts	4.5%	(2.4)%	4.2%	14.4%	(11.8)%	13.0%
SmartStyle	(1.9)	(9.7)	(3.4)	1.5	(17.9)	(2.7)
Portfolio Brands	4.2	(0.4)	3.8	6.5	(5.5)	5.3
Total	3.2%	(5.3)%	2.5%	9.6%	(13.4)%	7.1%

	Twelve Months Ended
	June 30, 2023			June 30, 2022
	Service	Retail	Total	Service	Retail	Total

Supercuts	7.5%	(5.2)%	6.9%	23.8%	(5.6)%	22.1%
SmartStyle	0.1	(12.8)	(2.5)	10.7	(10.5)	5.7
Portfolio Brands	6.4	(3.7)	5.5	13.0	(3.4)	11.2
Total	5.7%	(8.5)%	4.4%	17.8%	(7.5)%	14.8%
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(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	June 30,
	2023	2022

FRANCHISE SALONS:
Supercuts	2,082	2,264
SmartStyle/Cost Cutters in Walmart stores	1,388	1,646
Portfolio Brands	1,223	1,344
Total North American salons	4,693	5,254
Total International salons (1)	102	141
Total Franchise salons	4,795	5,395
as a percent of total Franchise and Company-owned salons	98.6%	98.1%

COMPANY-OWNED SALONS:
Supercuts	7	18
SmartStyle/Cost Cutters in Walmart stores	48	49
Portfolio Brands	13	38
Total Company-owned salons	68	105
as a percent of total Franchise and Company-owned salons	1.4%	1.9%

Total Franchise and Company-owned salons	4,863	5,500
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(1)Canadian and Puerto Rican salons are included in the North American salon totals.
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Non-GAAP Reconciliations:
This press release includes a presentation of operating income excluding certain non-cash charges, adjusted EBITDA and adjusted Franchise revenue, which are non-GAAP measures. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We believe our presentation of the non-GAAP measures provides meaningful insight into our ongoing operating performance and a supplemental perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors' analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company's ongoing performance.
The reconciliation of U.S. GAAP operating income to non-GAAP operating income excluding certain non-cash charges is included in the release.
The following items have been excluded from our non-GAAP adjusted EBITDA results: discontinued operations, non-recurring non-operating income, distribution center wind down fees, CEO transition costs, inventory reserve, goodwill impairment, one-time professional fees and settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.
We present adjusted revenue to provide a meaningful Franchise adjusted EBITDA margin, which removes non-margin revenue from total revenue to arrive at an adjusted margin. Margin is a common metric used by investors, however, the majority of our revenue is offset by equal expense, so it does not contribute to our margin. We remove the non-margin revenue from this metric in order to show a meaningful margin rate.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
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REGIS CORPORATION
Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022

Consolidated reported net loss, as reported (U.S. GAAP)	$(4,803)	$(42,633)	$(7,385)	$(85,857)
Interest expense, as reported	9,018	3,292	22,141	12,914
Income taxes, as reported	(442)	3,499	(655)	2,017
Depreciation and amortization, as reported	1,664	1,458	7,716	6,224
Long-lived asset impairment, as reported	65	—	101	542
EBITDA	$5,502	$(34,384)	$21,918	$(64,160)

Inventory reserve	—	1,235	1,228	7,655
CEO transition	—	—	—	(466)
Distribution center fees	—	—	—	285
Professional fees and legal settlements	—	280	1,248	2,140
Severance	(132)	59	720	2,074
Lease liability benefit	(258)	(336)	(1,773)	(3,620)
Lease termination fees	56	32	1,627	1,835
Real estate fees	—	—	—	40
Goodwill impairment	—	—	—	13,120
Non-recurring, non-operating income	—	—	—	(100)
Discontinued operations	—	34,073	(3,958)	39,398
Adjusted EBITDA, non-GAAP financial measure	$5,168	$959	$21,010	$(1,799)
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REGIS CORPORATION
Reconciliation of Reported Franchise Adjusted EBITDA as a Percent of GAAP Franchise Revenue
to Franchise Adjusted EBITDA as a Percent of Adjusted Franchise Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022

Franchise adjusted EBITDA	$5,460	$2,538	$22,799	$7,730
GAAP Franchise revenue	53,520	62,461	223,237	255,762
Franchise adjusted EBITDA as a percent of GAAP Franchise revenue	10.2%	4.1%	10.2%	3.0%
Non-margin revenue adjustments:
Franchise rental income	$(25,596)	$(30,577)	$(111,441)	$(130,777)
Advertising fund contributions	(7,744)	(8,360)	(31,747)	(32,573)
Adjusted Franchise revenue	$20,180	$23,524	$80,049	$92,412
Franchise adjusted EBITDA as a percent of adjusted Franchise revenue	27.1%	10.8%	28.5%	8.4%
– end –